QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on June 29, 2001.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Monolithic System Technology, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0291941
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employee Identification No.)

1020 Stewart Drive, Sunnyvale, California 94085
(408) 731-1800
(Address, including ZIP Code and Telephone Number, of Principal Executive Offices)

2000 EMPLOYEE STOCK OPTION PLAN
2000 EMPLOYEE STOCK PURCHASE PLAN
1996 STOCK PLAN
1992 STOCK OPTION PLAN
(Full Title of the Plan)

Fu-Chieh Hsu, Ph.D.
Chairman of the Board, President and Chief Executive Officer
1020 Stewart Drive, Sunnyvale, California 94085
(Name and Address of Agent For Service)

(408) 731-1800
(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Being Registered	Amount Being Registered (1)	Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock, $0.01 par value
To be issued upon exercise of options to be granted under the 2000 Employee Stock Option Plan	4,539,100	$11.	22 (2)	$50,928,702	$12,732.18
To be issued upon exercise of options granted under the 2000 Employee Stock Option Plan	460,900	$6.	82 (3)	$3,145,000	$786.25
To be issued under the 2000 Employee Stock Purchase Plan	200,000	$11.	22 (2)	$2,244,000	$561.00
To be issued upon exercise of options granted under the 1996 Stock Plan	2,173,431	$3.	4171 (3)	$7,426,831	$1,856.71
To be issued upon exercise of options granted under the 1992 Stock Option Plan	321,300	$0.	2144 (3)	$68,887	$17.22
Total Fee					$15,953.36

(1)
This registration statement shall also cover any additional shares of common stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock.

(2)
Estimated solely for purposes of calculating the amount of the registration fee based on the closing price of the Registrant's Common Stock on May 28, 2001, the first date the Registrant's Common Stock was publicly traded, pursuant to Rule 457(h)(1).

(3)
Fee calculated pursuant to Rule 457(h)(1) based upon the weighted average exercise price of options granted and outstanding as of June 15, 2001, which equals the aggregate offering price for all outstanding options divided by the number of shares of common stock subject to the outstanding options.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*

Item 2. Registrant Information and Employee Plan Annual Information.*

    *The documents containing the information specified in Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933. Monolithic System Technology, Inc. (the "Company") will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II of this registration statement and including the statement in the preceding sentence. The written statement to participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered to employees pursuant to Rule 428(b), and will include the address and telephone number to which the request is to be directed.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

    The following documents filed with the Securities and Exchange Commission by the Company are incorporated by reference in this registration statement:

    1.  The Form S-1 Registration Statement filed on June 26, 2001, as amended, and declared effective on June 27, 2001 (Registration No. 333-43122) (the "Registration Statement") and the prospectus dated June 28, 2001 filed pursuant to Rule 424(b).

    2.  The description of capital stock contained in the Registration Statement.

In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into this registration statement and to be a part hereof from the respective dates of filing of such documents. Any statement contained in this registration statement or in a document incorporated by reference shall be deemed modified or superseded to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

Item 4. Description of Securities.

    Not Applicable.

Item 5. Interests of Named Experts and Counsel.

    The validity of the common stock offered hereby will be passed upon for the Registrant by McCutchen, Doyle, Brown & Enersen, LLP. Partners and employees of this firm are record owners of a total of 5,000 shares of the Registrant's common stock.

Item 6. Indemnification of Directors and Officers.

    Section 145 of the Delaware General Corporation Law (the "DGCL") authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act").

    As permitted by the DGCL, our Bylaws provide that the Registrant shall indemnify its directors and officers, and may indemnify its employees and other agents, to the fullest extent permitted by law. The Bylaws also permit the Registrant to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the Bylaws would permit indemnification. The Registrant has obtained officer and director liability insurance with respect to liabilities arising out of certain matters, including matters arising under the Securities Act.

    The Registrant also has entered into agreements with its directors and executive officers that, among other things, indemnify them for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by them in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise to which the person provides services at the request of the Registrant.

    Reference is also made to Section 7 of the Underwriting Agreement filed as Exhibit 1.1 to Amendment No. 5 to the Registration Statement on May 29, 2001, for certain provisions regarding the indemnification of officers and directors of the Registrant by the underwriters of the transaction registered.

Item 7. Exemption from Registration Claimed.

    Not Applicable.

Item 8. Exhibits.

    See Exhibit Index which is incorporated herein by reference.

Item 9. Undertakings.

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California on June 29, 2001.

MONOLITHIC SYSTEM TECHNOLOGY, INC.
By:	/s/ Fu-Chieh Hsu Fu-Chieh Hsu Chief Executive Officer and President

    Each person whose individual signature appears below hereby authorizes and appoints Fu-Chieh Hsu and F. Judson Mitchell, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his or her true and lawful attorney-in-fact and agent to act in his or her name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file, any and all Registration Statements that are to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents amendments to this Registration Statement, including any and all post-effective amendments and amendments thereto and any registration statement relating to the same offering as this Registration in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their and his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated, effective June 29, 2001.

Signature	Title	Date

/s/ Fu-Chieh Hsu Fu-Chieh Hsu	Chief Executive Officer, President and Chairman of the Board	June 29, 2001
/s/ F. Judson Mitchell F. Judson Mitchell	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	June 29, 2001
/s/ Wing-Yu Leung Wing-Yu Leung	Director	June 29, 2001
/s/ Carl E. Berg Carl E. Berg	Director	June 29, 2001
/s/ Denny R.S. Ko Denny R.S. Ko	Director	June 29, 2001
/s/ Wei Yen Wei Yen	Director	June 29, 2001

Exhibit Index

Exhibit Number	Exhibit Description
4.1*	Specimen Common Stock Certificate
4.2*	Third Amended and Restated Investor Rights Agreement dated September 27, 1997
4.3*	Rights Agreement, to be in effect on the Registrant's reincorporation in Delaware
5.1	Opinion of McCutchen, Doyle, Brown & Enersen, LLP
10.1*	Form of Indemnity Agreement between the Registrant and each of its directors and executive officers
10.2*	1992 Stock Option Plan and form of Option Agreement thereunder
10.3*	1996 Stock Option Plan and form of Option Agreement thereunder
10.4*	Form of Restricted Stock Purchase Agreement
10.5*	2000 Stock Option Plan and form of Option Agreement thereunder
10.6	2000 Employee Stock Purchase Plan and form of Subscription Agreement thereunder, as amended
23.1	Consent of PricewaterhouseCoopers, LLP Independent Accountants
23.2	Consent of McCutchen, Doyle, Brown & Enersen, LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature page hereto)

*
Incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No. 333-43122), as amended, filed with the Securities and Exchange Commission.

QuickLinks

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
  Item 1. Plan Information.
  Item 2. Registrant Information and Employee Plan Annual Information.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference.
  Item 4. Description of Securities.
  Item 5. Interests of Named Experts and Counsel.
  Item 6. Indemnification of Directors and Officers.
  Item 7. Exemption from Registration Claimed.
  Item 8. Exhibits.
  Item 9. Undertakings.
SIGNATURES
Exhibit Index